POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints* each of Paul R. Hogan, Mark Penway, Ninette Lewis Voiles and Kelly Marketti,* signing singly, as the undersigned's true and lawful attorney-in-fact to:

(1) 	execute for and on behalf of the undersigned all reports to be filed*
 by the undersigned pursuant to Section 16 of the Securities Exchange Act of* 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder* (including Forms 3, 4, and 5 and any successor forms) (the "Section 16* Reports") with respect to the equity securities of Kingsway Financial* Services Inc. (the "Company");

(2) 	do and perform any and all acts for and on behalf of the undersigned*
 that may be necessary or desirable to complete and execute any such Section 16* Report, complete and execute any amendment or amendments thereto, and file* such report with the United States Securities and Exchange Commission and any* stock exchange or similar authority; and

(3) 	take any other action of any type whatsoever in connection with the*
 foregoing that, in the opinion of such attorney-in-fact, may be of benefit to,* in the best interest of, or legally required by, the undersigned, it being* understood that the documents executed by such attorney-in-fact on behalf of* the undersigned pursuant to this Power of Attorney shall be in such form and* shall contain such terms and conditions as such attorney-in-fact may approve* in such attorney-in-fact's discretion.

The powers granted above may be exercised by each such attorney-in-fact on* behalf of the undersigned, individually, and on behalf of the undersigned in* the undersigned's individual capacity and in any fiduciary or representative* capacity in which the undersigned may be acting.

The undersigned hereby grants to each such attorney-in-fact full power and* authority to do and perform any and every act and thing whatsoever requisite,* necessary, or proper to be done in the exercise of any of the rights and* powers herein granted, as fully to all intents and purposes as the* undersigned might or could do if personally present, with full power* of substitution or revocation, hereby ratifying and confirming all that such* attorney-in-fact, or such attorney-in-fact's substitute or substitutes,* shall lawfully do or cause to be done by virtue of this Power of Attorney* and the rights and powers herein granted. The undersigned acknowledges that* the foregoing attorneys-in-fact, in serving in such capacity at the request* of the undersigned, are not assuming, nor is the Company assuming, any of the* undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall be effective as of the date set forth below and* shall continue in full force and effect until the undersigned is no longer* required to file Section 16 Reports with respect to the equity securities* of the Company, unless earlier revoked by the undersigned in a signed writing* delivered to the foregoing attorneys-in-fact. This Power of Attorney amends,* modifies and replaces in its entirety any and all prior powers of attorney* given by the undersigned with respect to the equity securities of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be* executed as of this 3rd day of February 2020.




Signature: /s/ John Taylor Maloney Fitzgerald
Name:           John Taylor Maloney Fitzgerald


	2